 Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 23, 2014, with respect to the financial statements and supplemental schedule of the PGT Savings Plan on Form 11-K for the years ended December 31, 2013 and 2012. We hereby consent to the incorporation by reference of said report in the Registration Statements (Form S-8 No. 333-135616) pertaining to the PGT, Inc. 2004 Stock Incentive Plan and the PGT, Inc. 2006 Equity Incentive Plan and (Form S-8 No. 333-146719).

    /s/ Mayer Hoffman McCann P.C.

                    June 23, 2014
Clearwater, Florida